As filed with the Securities and Exchange Commission on April 26, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933
__________________

WEST BANCORPORATION, INC.
(Exact name of registrant as specified in its charter)

Iowa                     42-1230603
(State or other jurisdiction of                  (I.R.S. Employer
incorporation or organization)             Identification No.)
__________________

3330 Westown Parkway
West Des Moines, Iowa 50266
515-222-2300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)
__________________

West Bancorporation, Inc. 2021 Equity Incentive Plan
(Full title of the plan)
__________________

Jane M. Funk
Executive Vice President, Treasurer & Chief Financial Officer
West Bancorporation, Inc.
3330 Westown Parkway
West Des Moines, Iowa 50266
515-222-2300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Donald L. Norman, Jr., Esq.
Joseph T. Ceithaml, Esq.
Barack Ferrazzano Kirschbaum & Nagelberg LLP
200 West Madison Street, Suite 3900
Chicago, Illinois 60606
(312) 984-3100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
This Registration Statement is being filed to register an additional 550,000 shares of common stock, no par value per share, of the Registrant issuable pursuant to the West Bancorporation, Inc. 2021 Equity Incentive Plan, as amended from time to time (the “Plan”). In accordance with General Instruction E of Form S-8, the contents of the Registration Statement on Form S-8 (File No. 333-255638), relating to securities issuable pursuant to the Plan, are incorporated in this Registration Statement by this reference.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a) The Registrant’s Annual Report on Form 10-K/A for the year ended December 31, 2023, filed with the Commission on February 23, 2024;

(b) The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, filed with the Commission on April 25, 2024;

(c) The Registrant’s Current Reports on Form 8-K filed on January 25, 2024 and April 25, 2024 (in each case, excluding the information furnished under Item 2.01 and Item 7.01 of Form 8-K); and

(d) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above; and

(e) The description of the Registrant’s Common Stock contained in its Form 8-K filed with the Commission on February 28, 2020, and all subsequent amendments or reports filed for the purpose of updating such description.

Each document or report subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement from the date of filing of such document or report; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference in this Registration Statement.

Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus which is a part hereof to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement or the prospectus which is a part hereof.

Item 8.    Exhibits.

EXHIBIT INDEX
Exhibit
Number     Description

4.1    First Amendment of the West Bancorporation, Inc. 2021 Equity Incentive Plan (filed as Appendix A to West Bancorporation, Inc.'s Proxy Statement on Form DEF 14A filed with the Commission on March 5, 2024, and incorporated herein by reference)

5.1*    Opinion regarding legality of shares of West Bancorporation, Inc. common stock of Barack Ferrazzano Kirschbaum & Nagelberg LLP

23.1*    Consent of Barack Ferrazzano Kirschbaum & Nagelberg LLP (included as part of Exhibit 5.1)

23.2*    Consent of RSM US LLP

24.1*    Power of Attorney (included in the signature page hereto)

107*    Filing Fee Table

*    Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Des Moines, State of Iowa, on this 26th day of April, 2024.

WEST BANCORPORATION, INC.

By:	/s/ David D. Nelson
Name: David D. Nelson
Title: Chief Executive Officer, Director and President

POWERS OF ATTORNEY

Each of the undersigned officers and directors of West Bancorporation, Inc. hereby constitutes and appoints David D. Nelson and Jane M. Funk, and each of them individually (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated below on April 26, 2024.

Signature	Title

/s/ David D. Nelson	Chief Executive Officer, Director and President (Principal Executive Officer)
David D. Nelson

/s/ Jane M. Funk	Executive Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer)
Jane M. Funk

/s/ Jane M. Funk	Executive Vice President, Treasurer and Chief Financial Officer (Principal Accounting Officer)
Jane M. Funk

/s/ George D. Milligan	Chair of the Board
George D. Milligan

/s/ Patrick J. Donovan	Director
Patrick J. Donovan

/s/ Lisa J. Elming	Director
Lisa J. Elming

Signature	Title

/s/ Steven K. Gaer	Director
Steven K. Gaer

/s/ Douglas R. Gulling	Director
Douglas R. Gulling

/s/ Sean P. McMurray	Director
Sean P. McMurray

/s/ James W. Noyce	Director
James W. Noyce

/s/ Rosemary Parson	Director
Rosemary Parson

/s/ Steven T. Schuler	Director
Steven T. Schuler

/s/ Therese M. Vaughan	Director
Therese M. Vaughan

/s/ Philip Jason Worth	Director
Philip Jason Worth